Exhibit 99.5

AIXIN LIFE INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

	AIXIN LIFE INTERNATIONAL, INC.	AIXINTANG PHARMACIES	AIXIN SHANGYAN HOTEL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED

ASSETS
Current Assets
Cash and cash equivalents	$3,248,619	$80,148	$19,039	$(2,666,641)	{b}	$681,165
Accounts receivable, net	-	23,968	27,163			51,131
Accounts receivable, related party	-	-	6,020			6,020
Other receivables and prepaid expense	33,525	90,722	105,279			229,526
Advance to suppliers	271,130	5,238	-			276,368
Prepayment for acquisition	4,504,418	-	-	(4,504,418)	{b}	-
Advance to related parties	199,843	-	-			199,843
Inventory	135,066	113,541	184,739			433,346
Total Current Assets	8,392,601	313,617	342,240	(7,171,059)		1,877,399
Non-Current Assets
Property and equipment, net	57,643	5,224	309,883			372,750
Intangible assets, net	-	-	3,213			3,213
Security deposits	-	-	92,928			92,928
Operating lease right-of-use assets	84,117	436,923	1,684,168			2,205,208
Total Non-Current Assets	141,760	442,147	2,090,192	--		2,674,099
Total Assets	$8,534,361	$755,764	$2,432,432	$(7,171,059)		$4,551,498

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$39,531	$79,013	$284,498	$(363,511)	{a}	$39,531
Unearned revenue	2,793	-	293,857	(293,857)	{a}	2,793
Taxes payable	239,341	-	4,138	(4,138)	{a}	239,341
Accrued liabilities and other payables	541,942	53,491	246,129	(299,620)	{a}	541,942
Loan from third parties	-	-	462,282	(462,282)	{a}	-
Operating lease liabilities - current	37,551	154,631	639,726			831,908
Advance from related parties	3,274	1,452,597	1,427,206	(2,879,803)	{a}	3,274
Total Current Liabilities	864,432	1,739,732	3,357,836	(4,303,211)		1,658,789
Non-Current Liabilities
Operating lease liabilities - noncurrent	46,566	282,292	1,044,442			1,373,300
Total Non-Current Liabilities	46,566	282,292	1,044,442			1,373,300
Total Liabilities	910,998	2,022,024	4,402,278	(4,303,211)		3,032,089
Stockholders’ Equity
Common stock	500	-	-			500
Additional paid in capital	11,301,535	249,399	152,207	(2,867,848)	{a} {b}	8,835,293
Statutory reserve	151,988	-	-			151,988
Accumulated deficit	(4,496,324)	(1,460,696)	(2,033,012)			(7,990,032)
Accumulated other comprehensive income (loss)	665,664	(54,963)	(89,041)			521,660
Total Stockholders’ Equity	7,623,363	(1,266,260)	(1,969,846)	(2,867,848)		1,519,409
Total Liabilities and Stockholders’ Equity	$8,534,361	$755,764	$2,432,432	$(7,171,059)		$4,551,498

See accompanying notes to pro forma combined financial statements

AIXIN LIFE INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

	AIXIN LIFE INTERNATIONAL, INC.	AIXINTANG PHARMACIES	AIXIN SHANGYAN HOTEL	PRO FORMA ADJUSTMENTS	PRO FORMA COMBINED

Revenue
Products	$253,245	$-	$-		$253,245
Advertising	1,297,681	-	-		1,297,681
Pharmacy revenue	-	303,000	-		303,000
Hotel revenue	-	-	748,056		748,056
Total revenues, net	1,550,926	303,000	748,056		2,601,982

Operating costs and expenses:
Cost of goods sold	160,680	215,307	-		375,987
Hotel operating costs	-	-	1,043,851		1,043,851
Selling expenses	93,881	283,382	74,189		451,452
General and administrative expenses	419,921	75,224	164,038		659,183
Stock-based compensation	185,770	-	-		185,770
Total operating costs and expenses	860,252	573,913	1,282,078		2,716,243

Income (loss) from operations	690,674	(270,913)	(534,022)		(114,261)

Non-operating income (expenses)
Interest income	2,489	86	21		2,596
Other income	161	2,785	52,548		55,494
Other expenses	(6,885)	(31)			(6,916)
Total non-operating income (expenses), net	(4,235)	2,840	52,569		51,174

Income (loss) before income tax	686,439	(268,073)	(481,453)		(63,087)

Income tax expense	218,052	-			218,052

Net income (loss)	468,387	(268,073)	(481,453)		(281,139)

Other comprehensive items Foreign currency translation (loss)	77,124	(11,017)	(16,604)		49,503

Comprehensive income (loss)	$545,511	$(279,090)	$(498,057)		$(231,636)

Income (loss) per share	$0.009	$-	$-		$(0.006)

Weighted average shares outstanding	49,999,891	-	-		49,999,891

See accompanying notes to pro forma combined financial statements

AIXIN LIFE INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2020

	AIXIN LIFE INTERNATIONAL, INC.	AIXINTANG PHARMACIES	AIXIN SHANGYAN HOTEL	PRO FORMA ADJUSTMENTS	PRO FORMA COMBINED

Revenue
Products	$580,712	$-	$-		$580,712
Advertising	1,870,343	-	-		1,870,343
Pharmacy revenue	-	1,264,427	-		1,264,427
Hotel revenue	-	-	1,074,151		1,074,151
Total revenues, net	2,451,055	1,264,427	1,074,151		4,789,633

Operating costs and expenses:
Cost of goods sold	224,675	933,081	-		1,157,756
Hotel operating costs	-	-	1,537,307		1,537,307
Selling expenses	244,200	435,348	116,564		796,112
General and administrative expenses	802,556	84,359	164,466		1,051,381
Provision for bad debts	13,624	-	22,227		35,851
Stock-based compensation	371,540	-	-		371,540
Total operating costs and expenses	1,656,595	1,452,788	1,840,564		4,949,947

Income (loss) from operations	794,460	(188,361)	(766,413)		(160,314)

Non-operating income (expenses)
Interest income	537,580	120	31		537,731
Interest expense	-	(8)	-		(8)
Other income	28,924	5,518	82,398		116,840
Other expenses	(3,326)	(2,658)	(5,121)		(11,105)
Total non-operating income, net	563,178	2,972	77,308		643,458

Income (loss) before income tax	1,357,638	(185,389)	(689,105)		483,144

Income tax expense	340,127	28	-		340,155

Net income (loss)	1,017,511	(185,417)	(689,105)		142,989

Other comprehensive items Foreign currency translation (loss)	437,059	(62,354)	(86,642)		288,063

Comprehensive income (loss)	$1,454,570	$(247,771)	$(775,747)		$431,052

Income per share	$0.016	$-	$-		$0.002

Weighted average shares outstanding	65,609,450	-	-		65,609,450

See accompanying notes to pro forma combined financial statements

AIXIN LIFE INTERNATIONAL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - INTRODUCTION

On June 2, 2021, HK Aixin International Group Co., Limited (“HK Aixin”), a wholly owned subsidiary of Aixin Life International, Inc (“Aixin Life” or the “Company”) entered into an Equity Transfer Agreement (the “Transfer Agreement”) with Quanzhong Lin, Ting Li, and Xiao Ling Li (the “Transferor”), the shareholders of Chengdu Aixintang Pharmacy Co., Ltd. and certain affiliated entities, each of which operates a pharmacy (“Aixintang Pharmacies”). Mr. Lin is the major shareholder, Chairman and President of Aixin Life. Mr. Lin also owns in excess of 95% of the outstanding equity the Aixintang Pharmacies. The remaining equity interest is owned by Ting Li and Xiao Ling Li. Pursuant to the Transfer Agreement, HK Aixin agreed to purchase all of the outstanding equity of Aixintang Pharmacies for an aggregate purchase price of RMB 34,635,845, or approximately US$5,308,257 (“Transfer Price”). The Transfer Price will be reduced by an amount equal to any amounts paid or distributed by any of the Aixintang Pharmacies to the Transferor after December 31, 2020 and increased by an amount contributed to any of the Aixintang Pharmacies by the Transferor after such date. The Transfer Price, as adjusted in accordance with this Section, is referred to as the “Adjusted Transfer Price.”

On May 25, 2021, Aixin Life International, Inc entered into an Equity Transfer Agreement with the two shareholders, Quanzhong Lin and Yirong Shen (the “Transferor”), of Chengdu Aixin Shangyan Hotel Management Co., Ltd (“Aixin Shangyan Hotel”). Quanzhong Lin is also the Chairman, President and major shareholder of Aixin Life. Pursuant to the Agreement (the “Hotel Purchase Agreement”), Aixin Life agreed to purchase 100% ownership of Aixin Shangyan Hotel from Mr. Lin and Ms. Shen. Eighty percent of the equity of Aixin Shangyan Hotel is owned by Mr. Lin. The balance is owned by Ms. Shen. Under the terms of the Hotel Purchase Agreement, Aixin Life agreed to purchase all of the outstanding equity of Aixin Shangyan Hotel for a purchase price of RMB 7,598,887, or approximately $1,164,598, (“Transfer Price”). The Transfer Price will be reduced by an amount equal to any amounts paid or distributed by Aixin Shangyan Hotel to Mr. Lin or Ms. Shen after December 31, 2020 and will be increased by an amount equal to any amounts they contributed to Aixin Shangyan Hotel after December 31, 2020. The Transfer Price, as adjusted in accordance with this Section, is referred to as the “Adjusted Transfer Price.”

NOTE 2 - BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheets of Aixin Life, Aixintang Pharmacies, and Aixin Shangyan Hotel as if the Transactions had occurred on June 30, 2021. The unaudited pro forma combined statements of operations and comprehensive loss for the six months ended June 30, 2021 and for the year ended December 31, 2020 combine the historical consolidated statements of operations and comprehensive income (loss) of Aixin Life, Aixintang Pharmacies, and Aixin Shangyan Hotel, and have been prepared as if the Transactions had closed on January 1, 2020, respectively. The unaudited pro forma condensed combined financial statements have also been adjusted to give effect to pro forma events that are directly attributable to the Transactions, factually supportable and expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Aixin Life, Aixintang Pharmacies, and Aixin Shangyan Hotel are under common control and ownership.

The preliminary unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

NOTE 3 – PRO FORMA ADJUSTMENTS

The following adjustments were made in the preparation of the unaudited pro forma condensed consolidated combined balance sheet and unaudited pro forma condensed consolidated combined statements of income and comprehensive income:

{a} Pursuant to the Transfer Agreement and Hotel Purchase Agreement, the actual or potential creditor’s rights and debts of Aixintang Pharmacies and Aixin Shangyan Hotel prior to the date of equity transfer shall be owned and undertaken by the Transferor. After the transfer, the Transferor shall independently assume the liability for litigations or losses of Aixintang Pharmacies and Aixin Shangyan Hotel caused by the actual or potential debts prior to the date of equity transfer.

{b} Represents the proceeds made by Aixin Life based on the Adjusted Transfer Price. The Adjusted Transfer Price is based on the Transfer Price of $5,308,257, increased by $332,377 contributed to Aixintang Pharmacies by Mr. Lin during the six months ended June 30, 2021, and the Transfer Price of $1,164,598, increased by $365,827 contributed to Aixin Shangyan Hotel by Mr. Lin during the six months ended June 30, 2021. As of June 30, 2021, these two acquisitions have not yet been completed, and Aixin Life prepaid $4,504,418 for the acquisition price.